EXHIBIT 10.6

THIRD AMENDMENT TO GUARANTY OF PAYMENT

(Loan B)

THIS THIRD AMENDMENT TO GUARANTY OF PAYMENT (Loan B) (this “Agreement”) is made as of December 2, 2009, by and between SUNRISE SENIOR LIVING, INC., a corporation organized under the laws of the State of Delaware (“Guarantor”) and CHEVY CHASE BANK,  a division of Capital One, N.A., its successors and assigns (“Lender”).

RECITALS

A.                Sunrise Connecticut Avenue Assisted Living, L.L.C., a limited liability company organized under the laws of the Commonwealth of Virginia (“Borrower”), obtained a loan from Lender in the principal amount of Ten Million and No/Dollars ($10,000,000.00) (the “Loan B”), which is one of two simultaneous loans made by Lender to Borrower.

B.                 Loan B was made pursuant to the provisions of a certain Loan and Security Agreement dated August 28, 2007, by and between Borrower and Lender, as amended by that certain First Amendment to Loan Agreement dated April 15, 2008, that certain Second Amendment to Loan Agreement dated August 28, 2009 and that certain Third Amendment to Loan Agreement and Settlement Agreement (the “Third Amendment”) dated of even date herewith (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, collectively, the “Loan Agreement”).

C.                 Loan B is evidenced by, and repaid with interest in accordance with the provisions of a certain Deed of Trust Note B dated August 28, 2007, from Borrower payable to Lender in the original principal amount of Ten Million and No/Dollars ($10,000,000.00), as amended by that certain First Amendment to Deed of Trust Note B dated August 28, 2009 and that certain Second Amendment to Deed of Trust Note B dated of even date herewith (as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “Note”).

D.                Guarantor executed a Guaranty of Payment (Loan B) dated August 28, 2007, as amended by that certain First Amendment to Guaranty of Payment (Loan B) dated September 8, 2008 and that certain Second Amendment to Guaranty of Payment (Loan B) dated August 28, 2009 (as amended by this Agreement and as further amended, modified, restated, substituted, extended and renewed at any time and from time to time, collectively, the “Guaranty”) pursuant to which Guarantor guaranteed Borrower’s obligations under the Loan Agreement and the Note.

E.                 In connection with and in consideration of all the terms, conditions and settlements of this Agreement and the Third Amendment, the Borrower shall make a principal curtailment of Loan A (as defined in the Loan Agreement) in the amount of Five Million Dollars ($5,000,000) and Lender acknowledges that Guarantor has entered into that certain Restructure Term Sheet dated October 22, 2009 among Guarantor and certain lenders more particularly described therein (the “Restructure Term Sheet”).

F.                  Borrower and Guarantor have requested and Lender has agreed to (i) waive any defaults which have occurred under those certain financial covenants described in Section 9(c) of the Guaranty for the fiscal year ending December 31, 2009; (ii) revise the financial covenants described in Section 9(c) of the Guaranty and (iii) make such other changes to the Guaranty as are more particularly set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor and Lender agree as follows:

1.                  Guarantor and Lender agree that the Recitals above are a part of this Agreement.  Unless otherwise expressly defined in this Agreement, terms defined in the Loan Agreement shall have the same meaning under this Agreement.

2.                  The Guaranty is hereby amended as follows:

(a)                Section 9(c) (Covenants) of the Guaranty is hereby amended and restated in its entirety as follows:

“(c)      Guarantor hereby covenants and agrees that it will comply with (i) the following financial covenants contained in the Sunrise Senior Financing Agreement (as defined in the Loan Agreement) provided that Lender hereby agrees that it will consent to any waiver or modification of such covenants to which the Sunrise Bank Group (as defined in the Loan Agreement) consents so long as Lender is a member of the Sunrise Bank Group and Guarantor, Borrower and Lender shall negotiate replacement covenants acceptable to Lender if Lender ceases to be a member of the Sunrise Bank Group:

(i)         Cash Balance.  Guarantor and SSLMI (as defined in the Loan Agreement) shall maintain, tested as of the last day of each calendar month, a Cash Balance of not less than Ten Million and No/100 Dollars ($10,000,000.00).  A violation of this requirement for any month may be cured within fifteen (15) days of the last day of such month and shall not constitute an Event of Default unless not cured by such day.  Guarantor and its Subsidiaries shall maintain substantially all of their unrestricted domestic cash in accounts with Bank of America, N.A., a national banking association.

The following definitions shall apply to this Section 9(c):

“Cash Balance” means the aggregate amount of unrestricted cash of Guarantor and SSLMI on deposit with Bank of America, N.A., a national banking association.  For the avoidance of doubt, cash deposits contained in any escrow, pledged, hypothecated, assigned or restricted accounts shall not be included in the calculation of Cash Balance.”

“Subsidiary” of Guarantor means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time either directly or indirectly owner by Guarantor or otherwise beneficially owned by Guarantor through one or more intermediaries, or Guarantor has the direct power, or indirect power through one or more intermediaries, to vote such shares or interests.”

3.                  Guarantor hereby acknowledges and agrees that, pursuant to the terms of Section 9(c) of the Guaranty, prior to the date of this Agreement, Guarantor was required to comply with certain financial covenants more particularly described therein (the “Financial Covenants”).  Guarantor and Lender hereby agree to waive compliance with the Financial Covenants for the fiscal year ending December 31, 2009.

4.                  Guarantor hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Guaranty, as amended hereby.  Guarantor agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the obligations of Guarantor under the Guaranty.  Except as expressly modified herein, the terms, provisions and covenants of the Guaranty are in all other respects hereby ratified and confirmed and remain in full force and effect.

5.                  Guarantor shall pay to Lender at the time this Agreement is executed and delivered all fees, costs, charges, taxes and other expenses incurred by Lender and its counsel in connection with this Agreement.

6.                  Nothing in this Agreement nor any subsequent conduct, actions, settlements or accommodations made by Lender shall constitute a waiver, amendment or termination of the terms, conditions, rights or remedies that Lender holds under the Financing Documents or in regard to any other direct or indirect obligation of Guarantor to Lender. No failure or delay on the part of Lender in the exercise of any right, power or remedy shall operate as a waiver thereof or of any past, present or future defaults of Guarantor, nor shall any single or partial exercise of any right, power or remedy or subsequent conduct, actions or accommodations made by Lender preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.  Lender expressly reserves and preserves all of its rights and remedies provided to it under the Financing Documents and available by law or in equity.  No notice to or demand upon Guarantor in any instance shall, in itself, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstance without notice or demand.  Guarantor hereby acknowledges and agrees that Guarantor has no offsets, defenses, claims or counterclaims against (i) Lender, (ii) any obligations owed to Lender under the Financing Documents or (iii)

Lender’s respective officers, directors, employees, attorneys, representatives, predecessors, successors and assigns (the foregoing jointly “Lender’s Representatives”) with respect to Loan B, the Financing Documents, or this Agreement, and that if Guarantor now has, or ever did have, any such offsets, defenses, claims, or counterclaims against Lender or Lender’s Representatives, whether known or unknown, all of them are hereby expressly waived, released, acquitted and forever discharged and Guarantor hereby releases Lender and Lender’s Representatives from any liability therefor.

7.                  This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.  Guarantor agrees that Lender may rely on a telecopy of any signature of Guarantor.  Lender agrees that Guarantor may rely on a telecopy of this Agreement executed by Lender.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Guarantor and Lender have executed this Agreement under seal as of the date and year first written above.

                                                          GUARANTOR:

WITNESS OR ATTEST:                               SUNRISE SENIOR LIVING, INC.

  /s/ Uma Singh                                                By:  /s/ Julie Pangelinan                      (SEAL)

Julie Pangelinan

Vice President

                                                                        LENDER:

WITNESS:                                                      CHEVY CHASE BANK

  /s/ Chris Turley                                              By:  /s/ Claude R. Sanders                  (SEAL)

Claude R. Sanders

Senior Vice President